UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2007

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.             Acquisition or Disposition of Assets.

On August 31, 2007, the Registrant completed the merger contemplated by the Agreement and Plan of Merger, dated May 20, 2007, among the Registrant, Princeton Merger Corp., a wholly owned subsidiary of the Registrant (“Merger Sub”), and Pioneer Companies, Inc. (“Pioneer”).  Pursuant to the merger agreement, the Registrant acquired Pioneer through a merger of Merger Sub with and into Pioneer.  Under the terms of the merger agreement, each outstanding share of Pioneer common stock, par value $0.01 per share, other than shares as to which dissenters’ rights are properly asserted under Delaware law and shares owned by Pioneer, Olin or Merger Sub, was converted into the right to receive $35.00 in cash, without interest, and Pioneer became 100% owned by the Registrant.

Item 2.03              Creation of a Direct Financial Obligation

On August 31, 2007, in connection with the acquisition of Pioneer, the Registrant borrowed $110,000,000 under its $250,000,000 aggregate principal amount accounts receivable securitization facility (the “Accounts Receivable Facility”).

The additional disclosure required by this item is included in Item 1.01.  Entry into a Material Definitive Agreement of the Registrant’s Report on Form 8-K on July 25, 2007, which is incorporated herein by reference.

Item 8.01.             Other Events.

Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the Registrant’s press release dated August 31, 2007 announcing the closing of the Registrant’s acquisition of Pioneer Companies, Inc.

Item 9.01              Financial Statements and Exhibits.

                    (d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated August 31, 2007.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ George H. Pain
Name: George H. Pain
Title: Vice President, General
Counsel and Secretary

Date:  August 31, 2007